Exhibit 11
----------

                         FRESH FOODS, INC. AND SUBSIDIARIES

                         Computation of Per Share Earnings


                                                      Twelve Weeks Ended
                                                  ---------------------------
                                                     May 22,          May 23,
                                                      1998             1997
                                                   ------------    ------------
   Computation of Earnings Per Common
     Share-Basic:

     Net earnings                                   $   339,008     $ 1,002,012
                                                   ============    ============

     Actual outstanding shares at
       beginning of period                            5,898,449       5,326,948
     Add (deduct)weighted average
      shares applicable to:
        Common stock purchased                                          (18,769)
        Common stock issued                                             326,989
        Common stock options exercised                    3,132           3,573
                                                   ------------    ------------
     Weighted average shares as adjusted              5,901,581       5,638,741
                                                   ============    ============

  Earnings per common and common equivalent share   $       .06     $       .18
                                                   ============    ============


  Computation of Earnings Per Common
     Share-Diluted:

     Net earning                                    $   339,008     $ 1,002,012
                                                   ============    ============

     Actual outstanding shares at
       beginning of period                            5,898,449       5,326,948
     Add (deduct) weighted average shares
      applicable to:
        Common stock purchased                                          (18,769)
        Common stock issued                                             326,989
        Common stock options exercised                     3,132          3,573
        Common stock options outstanding                 544,276        421,310
                                                   -------------   ------------
     Weighted average shares as adjusted               6,445,857      6,060,051
                                                   =============   ============

  Earnings per common share -- diluted              $        .05    $       .17
                                                   =============   ============